      As filed with the Securities and Exchange Commission on August 24, 1998.
                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933

                        MERCURY INTERACTIVE CORPORATION
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                   77-0225776
   (State of incorporation)            (I.R.S. Employer Identification Number)


                              1325 BORREGAS AVENUE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
  (Address, including zip code, of Registrant's principal executive offices)


                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                           (FULL TITLE OF THE PLANS)

                                  AMNON LANDAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1325 BORREGAS AVENUE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
(Name, address and telephone number, including area code, of agent for service)


                                  Copies to:

                             SUSAN J. SKAER, ESQ.
                        General Counsel Associates LLP
                              1891 Landings Drive
                            Mountain View, CA 94043
                                (650) 428-3900

===============================================================================================
                       CALCULATION OF REGISTRATION FEE
===============================================================================================
                                               Proposed           Proposed
    Title of              Maximum              Maximum            Maximum
   Securities             Amount              Offering           Aggregate         Amount of
      to be                to be              Price Per           Offering        Registration
   Registered           Registered              Share               Price              Fee
-----------------------------------------------------------------------------------------------
Common Stock,
$.002 par value..   807,230 shares (1)          $29.20(2)      $23,573,639(3)         $ 7,144

Common Stock,
$.002 par value..   850,000 shares (4)          $42.00(5)      $35,700,000(5)         $10,818

    TOTAL........ 1,657,230 shares                 ---         $59,273,639            $17,962
===============================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two sub-totals. This sub-total represents the number of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1989 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the Amended and Restated 1989 Stock Option Plan, 1999 Stock Option Plan, and the 1998 Employee Stock Purchase Plan, as of the date of this Registration Statement.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 21, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE
         -------------------------------------

   The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

   ITEM 3(a)

   The Registrant's Annual Report on Form 10-K filed on March 31, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1997 for which such statements have been filed.

   ITEM 3(b)

   All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

   ITEM 3(c)

   Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 28, 1993, pursuant to Section 12 of the Exchange Act and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 8, 1996.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

   Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

   Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

   As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions.
In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

   Not Applicable.


ITEM 8  EXHIBITS
        --------

     Exhibit
     Number  Document
     ------  --------

        4.1 Amended and Restated 1989 Stock Option Plan, as amended through June 1998.

        4.2  1999 Stock Option Plan

        4.3  1998 Employee Stock Purchase Plan

        5.1  Opinion of Counsel as to Legality of Securities being Registered.

       23.1  Consent of Independent Accountants.

       23.2  Consent of Counsel (contained in Exhibit 5.1 hereto).

       24.1  Power of Attorney (see page 4).


ITEM 9.  UNDERTAKINGS
         ------------

     A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 24, 1998.

                    MERCURY INTERACTIVE CORPORATION

                    By: /s/Sharlene Abrams
                       --------------------------------------------------------
                       Sharlene Abrams, Vice President of Finance and Administration, Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aryeh Finegold, Sharlene Abrams and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                   TITLE                             DATE
     ----------                   -----                             ----

  /s/Aryeh Finegold          Chairman of the                   August 24, 1998
---------------------        Board of Directors
     ARYEH FINEGOLD



 /s/Amnon Landan             President,                        August 24, 1998
---------------------        Chief Executive Officer and
    AMNON LANDAN             Director (Principal Executive
                             Officer)



 /s/Sharlene Abrams          Vice President of                 August 24, 1998
---------------------        Finance and Administration
    SHARLENE ABRAMS          Chief Financial Officer
                             (Principal Financial
                             and Accounting Officer) and
                             Secretary



 /s/Igal Kohavi              Director                          August 24, 1998
---------------------
    IGAL KOHAVI



/s/Yair Shamir               Director                          August 24, 1998
---------------------
   YAIR SHAMIR


 /s/Giora Yaron              Director                          August 24, 1998
---------------------
    GIORA YARON

                                 EXHIBIT INDEX

  Exhibit
  Number          Document
  ------          --------

   4.1    Amended and Restated 1989 Stock Option Plan, as amended through June
          1998.

   4.2    1999 Stock Option Plan.

   4.3    1998 Employee Stock Purchase Plan.

   5.1    Opinion of Counsel as to Legality of Securities Being Registered.

  23.1    Consent of Independent Accountants.

  23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

  24.2    Power of Attorney (see page 4).